PROMISSORY NOTE

$50,000	January 1, 2002

        FOR VALUE RECEIVED, the undersigned REZA RAHMAN an individual located at __________________________ (“Maker”) agrees to pay to the order of JITSOURCE, LLC., a Delaware limited liability corporation whose address is 233 Wilshire Blvd., Suite 960, Santa Monica, CA 90401(“Holder”), the principal sum of Fifty Thousand and 00/100 ($50,000.00) Dollars or such sum as may be advanced and outstanding from time to time, with interest at the rate of six (6.0%) percent per annum, to be paid in lawful money of the United States at such place as Holder may designate. This Note shall be deemed a demand note and a such at any time, Holder may demand full payment of the principal and all accrued interest.

        Maker hereby waives presentment, demand, notice, protest, the benefit of any homestead exemption law of any state and all other formalities in connection with the delivery, acceptance, performance or enforcement of this Note. Any failure by Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Holder of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof.

        If Maker fails to pay any installment required hereunder and such failure to pay continues for a fifteen (15) day period after the installment is due, it shall constitute a default under this Note.

        Upon the occurrence of any default under this Note, Holder shall provide written notice to Maker of such default. If Maker fails to cure such default within ten (10) days after receipt of Holder’s notice, the entire unpaid balance of this Note shall be immediately due and payable. At such time, Holder may obtain a confession of judgment against Maker if allowable by law.

        Any principal or accrued interest may be prepaid without penalty or premium at any time, in full or in part. Any prepayment of principal shall be applied to principal installments in the inverse order in which such installments are due and shall not postpone the due date of or the amount of, any subsequent installments of principal.

        This Note shall be binding upon, and inure to the benefit of Maker, Holder and their respective successors and assigns.

        The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note.

WITNESS:

By:	/s/ Reza Rahman REZA RAHMAN